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Exhibit 5.1

HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN
A Professional Corporation
Three Embarcadero Center
San Francisco, CA 94111
(415) 434-1600

January 14, 2005

Digital River, Inc.
9625 West 76th Street, Suite 150
Eden Prairie, Minnesota 55344

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Digital River, Inc., a Delaware Corporation (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering registration of 1,480,000 shares of the Company's common stock, $0.01 par value per share (the "Shares").

        In connection with this opinion, we have examined the following documents:

        (1)   The Registration Statement and the related prospectus in the form to be filed with the Commission on the date of this opinion;

        (2)   The Company's Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on August 14, 1998, as amended by the Certificate of Amendment, filed September 20, 2000;

        (3)   The Company's Amended and Restated Bylaws, as certified by an officer of the Company on January 13, 2005;

        (4)   The minute books of the Company provided to us by certain officers of the Company;

        (5)   A specimen stock certificate of the Company provided to us by certain officers of the Company; and

        (6)   Certificates of public officials, officers of the Company and the Company's transfer agent.

        In rendering our opinion, we have assumed the legal capacity of individuals, that the signatures on all documents not executed in our presence are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as reproduced or certified copies conform to the original documents, that all corporate records of the Company provided to us for review are true, complete and accurate and that any reviews and searches of public records obtained by us are true, complete and accurate. We have further assumed the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

        As to matters of fact material to our opinion, we have relied solely upon our review of the documents referred to in the second paragraph of this letter. We have assumed that the recitals of fact set forth in such documents are true, complete and correct on the date hereof. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter and express no opinion with respect to such factual matters, and disclaim any implication or inference, as to the reasonableness of any such assumption. In rendering this opinion, we have considered only the Delaware General Corporation Law and express no opinion with respect to choice of law or conflicts of law.

        For purposes of our opinion set forth below, we have assumed that upon issuance of the Shares, the issuance of the Shares will be duly authorized by the Board of Directors of the Company, and that the per share consideration paid to the Company will exceed the par value of a share of the Company's common stock.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, when issued, sold and delivered in the manner and for the consideration authorized by the Board of Directors of the Company and described in the Registration Statement, any amendment thereto, and the prospectus and any supplement thereto, the Shares will be validly issued, fully paid and nonassessable.

        The opinion set forth above is given only as of the date hereof and is expressly limited to the matters stated herein. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and any amendment thereto and the prospectus and any supplement thereto. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very Truly Yours,
HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN A Professional Corporation
By:	/s/ MICHAEL J. SULLIVAN Michael J. Sullivan On Behalf of the Firm

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HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN A Professional Corporation Three Embarcadero Center San Francisco, CA 94111 (415) 434-1600